--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FIFTH THIRD BANCORP
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              FIFTH THIRD BANCORP
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies: .......

  (2)  Aggregate number of securities to which transaction applies: ..........

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

  (4)  Proposed maximum aggregate value of transaction: ......................

  (5)  Total fee paid: .......................................................

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ................................................

  (2) Form, Schedule or Registration Statement No.: ..........................

  (3) Filing Party: ..........................................................

  (4) Date Filed: ............................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[FIFTH THIRD BANCORP LOGO]
                            CINCINNATI, OHIO 45263

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                              February 11, 2002

To the Shareholders of Fifth Third Bancorp:

   You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at The Aronoff Center for the Arts, Jarson-Kaplan Theater, Main and 7th Streets, Cincinnati, Ohio on Tuesday, March 19, 2002 at 11:30 a.m. for the purposes of considering and acting upon the following:

  (1) Election of five (5) Class I Directors to serve until the Annual Meeting of Shareholders in 2005.

  (2) Approval of the appointment of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 2002.

  (3) Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

   Shareholders of record at the close of business on January 31, 2002 will be entitled to vote at the Meeting.

   All persons who find it convenient to do so are invited to attend the meeting in person. In any event, please sign and return the enclosed proxy with this notice at your earliest convenience. If you hold shares of Fifth Third Bancorp common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

                                        By Order of the Board of Directors

                                        /s/ Paul L. Reynolds
                                        Paul L. Reynolds
                                        Secretary

                              FIFTH THIRD BANCORP
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263

                                PROXY STATEMENT

   The Board of Directors of Fifth Third Bancorp (the "Company") is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Shareholders to be held on March 19, 2002 (the "Meeting"). Each of the 583,071,672 shares of Common Stock outstanding on January 31, 2002 is entitled to one vote on all matters acted upon at the Meeting, and only Shareholders of record on the books of the Company at the close of business on January 31, 2002 will be entitled to vote at the Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

   The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any Shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of Shareholders for the purpose of electing Directors that such Shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the Shareholder giving such notice, each Shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors.

   The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, Officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

   The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D. F. King's services will be approximately $8,000.

   The Annual Report of the Company for the year 2001, including financial statements, has been delivered to all Shareholders. Such report and financial statements are not a part of this Proxy Statement.

                           CERTAIN BENEFICIAL OWNERS

   Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only Shareholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of December 31, 2001:

 Title of           Name and Address           Amount and Nature    Percent
 Class             of Beneficial Owner      of Beneficial Ownership of Class
 --------          -------------------      ----------------------- --------
              Cincinnati Financial
 Common Stock Corporation                        72,780,560(1)       12.49%
              6200 South Gilmore
              Fairfield, Ohio 45014
 Common Stock Fifth Third Bancorp                33,802,400(2)        5.80%
              Subsidiary Banks
              38 Fountain Square Plaza
              Cincinnati, Ohio 45263

--------
(1) Cincinnati Financial Corporation owns 56,198,414 shares of the Common Stock of the Company. Cincinnati Insurance Company, Cincinnati Casualty Company, Cincinnati Life Insurance Company and CINFIN Capital, subsidiaries of Cincinnati Financial Corporation, own 14,121,542 shares, 1,419,979 shares, 1,036,125 shares, and 4,500 shares, respectively.
(2) There are six wholly-owned bank subsidiaries of the Company, which are beneficial owners of 12,596,307 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

                             ELECTION OF DIRECTORS

   In accordance with the Company's Code of Regulations, the Board of Directors is classified into three classes. Each class is to be elected to separate three
(3) year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three (3) year term. The term of those Directors listed below as Class I expires at the Annual Meeting on March 19, 2002 and this Class contains the nominees to be elected to serve until the Annual Meeting of Shareholders in 2005. The following Class I directors are retiring upon expiration of their terms at the Annual Meeting: William G. Kagler, James D. Kiggen, David E. Reese and Dennis J. Sullivan. In September, 2001, Brian H. Rowe retired as a Director and in December, 2001, Gerald V. Dirvin retired as a Director. At its December 2001 meeting, the Board of Directors voted to decrease the size of the Board such that no vacancies will result from the foregoing retirements. Each of the foregoing retiring and retired Directors has generously given valuable years of service to the Company. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

   The Board of Directors intends to nominate for election as Class I Directors the following five (5) persons, all of whom are presently serving as Class I Directors of the Company: Thomas B. Donnell, Joan R. Herschede, James P. Hackett, Robert L. Koch II and Thomas W. Traylor. It is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends. Nominees receiving the five (5) highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the five (5) nominees specified above unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

   The following tables set forth information with respect to each Class I Director, including the nominees for re-election at the Annual Meeting, and with respect to incumbent Directors in Classes II and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

                                                         Shares of Company
                                                            Common Stock
                                                       Beneficially Owned on
                                                        December 31, 2001(1)
                                                       -----------------------
Name, Age and Principal Occupation During     Director               Percent
the Past Five Years                            Since    Number(4)    of Class
-------------------------------------------------------------------------------
                              CLASS I DIRECTORS
                             (Terms Expire 2002)
THOMAS B. DONNELL(/2/), 55, Chairman            1984        784,074      .1345%
Emeritus, Fifth Third Bank (Northwestern
Ohio).
JOAN R. HERSCHEDE, 62, President and CEO of     1991         47,720      .0082%
The Frank Herschede Company, an investment
holding company.
JAMES P. HACKETT, 46, President, CEO and        2001          4,517      .0008%
Director of Steelcase Inc., a manufacturer
of office systems.
WILLIAM G. KAGLER, 69, Former Chairman, CEO     1983         75,988      .0130%
and Director of Skyline Chili Inc., a
restaurant and frozen food product
manufacturer. Previously, Mr. Kagler served
as President of Kagler & Associates, Inc., a
consulting firm, and President of the Kroger
Co.
Director of The Union Central Life Insurance
Company and The Ryland Group, Inc.
JAMES D. KIGGEN(/2/), 69, Chairman of the       1982        134,213      .0230%
Board of Directors of BroadWing Inc.
(formerly Cincinnati Bell, Inc.), provider
of communication services. Formerly, Mr.
Kiggen was Chairman, President, CEO and
Director of Xtek, Inc.
Director of United States Playing Card
Company
ROBERT L. KOCH II, 63, President and CEO of     1999        260,895      .0448%
Koch Enterprises, Inc., a holding company
with worldwide subsidiaries that manufacture
aluminum die castings, industrial painting
systems, and automotive adhesives, and
distribute heating and air conditioning
equipment and hydraulic and pneumatic
components.
Director of Vectren Corporation.
DAVID E. REESE, 61, Former Chairman, Fifth      1998        564,634      .0969%
Third Bank, Southwest, F.S.B. Formerly
Chairman of State Savings Company from June,
1997 to June, 1998, Vice Chairman of State
Savings Company from July, 1972 to June,
1997, and Chairman of State Savings Bank,
F.S.B. from June 1992 to June 1998.
DENNIS J. SULLIVAN, JR.(/2/), 69, Former        1984         79,993      .0137%
President and Chief Executive Officer of
Gaylord Entertainment, since September 14,
2000. Previously Executive Counselor of Dan
Pinger Public Relations, Inc., a public
relations agency, since February, 1993.
Formerly, Executive Vice President, Chief
Financial Officer and Director of Cincinnati
Bell, Inc. and Cincinnati Bell Telephone
Company.
Director of Anthem, Inc., and Kalthoff
International, Inc.
THOMAS W. TRAYLOR, 62, CEO of Traylor Bros.,    1999        271,438      .0466%
Inc., an underground and marine construction
company.

                                                          Shares of Company
                                                             Common Stock
                                                        Beneficially Owned on
                                                         December 31, 2001(1)
                                                        -----------------------
Name, Age and Principal Occupation During the  Director               Percent
Past Five Years                                 Since    Number(4)    of Class
-------------------------------------------------------------------------------
                              CLASS II DIRECTORS
                             (Terms Expire 2003)
JOHN F. BARRETT, 52, President, CEO and          1988         68,921     .0118%
Director of The Western-Southern Life
Insurance Co. since March, 1994. Formerly,
President and COO, The Western-Southern Life
Insurance Co.
Director of Convergys Corporation and
Andersons, Inc.
RICHARD T. FARMER, 67, Chairman and Director,    1982        155,914     .0268%
Cintas Corporation, a service company that
designs, manufactures and implements
corporate identity uniform programs, since
August, 1995. Formerly, Mr. Farmer was
Chairman, CEO and Director of Cintas
Corporation.
ROBERT B. MORGAN(/3/), 67, Executive             1986         84,698     .0145%
Counselor of Cincinnati Financial Corporation
and Cincinnati Insurance Company.
GEORGE A. SCHAEFER, JR.(/2/), 56, President      1988      2,877,248     .4921%
and Chief Executive Officer of Fifth Third
Bancorp and Fifth Third Bank.
Director of Anthem, Inc.
JOHN J. SCHIFF, JR.(/2/)(/3/), 58, Chairman,     1983        406,343     .0697%
President, Chief Executive Officer and
Director of Cincinnati Financial Corporation
and Cincinnati Insurance Company. Retired as
Chairman of John J. & Thomas R. Schiff & Co.,
Inc., an insurance agency in December, 1996.
Director of Cinergy Corp., Standard Register
Co., Cincinnati Bengals and John J. & Thomas
R. Schiff & Co., Inc.
DONALD B. SHACKELFORD, 69, Chairman, Fifth       1998      1,308,742     .2246%
Third Bank (Central Ohio) since June, 1998.
Formerly, Vice Chairman of State Savings
Company and Chairman of State Savings Bank.
Director of The Limited, Inc., The
Progressive Corporation and Intimate Brands,
Inc.
DUDLEY S. TAFT, 61, President and Director,      1981         94,976     .0163%
Taft Broadcasting Company, investor in
entertainment and media properties.
Director of Cinergy Corp., The Union Central
Life Insurance Company, United States Playing
Card Co., and The Tribune Company.
DAVID J. WAGNER, 47, Chairman of Fifth Third     2001        761,985     .1306%
Bank, a Michigan banking corporation formerly
known as Old Kent Bank, since April 2001.
Formerly, Chairman, President and CEO of Old
Kent Financial Corporation.

                                                          Shares of Company
                                                            Common Stock
                                                        Beneficially Owned on
                                                        December 31, 2001(1)
                                                        -----------------------
Name, Age and Principal Occupation During the  Director               Percent
Past Five Years                                 Since    Number(4)   of Class
-------------------------------------------------------------------------------
                             CLASS III DIRECTORS
                             (Terms Expire 2004)
DARRYL F. ALLEN, 58, Retired Chairman, CEO       1997          7,025     .0012%
and President, Aeroquip-Vickers, Inc.,
formerly known as Trinova Corporation, a
manufacturer and distributor of engineered
components for industry, automotive,
aerospace and defense.
Director of Milacron, Inc.
JOSEPH H. HEAD, JR.(/2/), 69, Chairman and       1987        205,001     .0352%
Director, Atkins & Pearce, Inc., manufacturer
of industrial textiles.
ALLEN M. HILL, 56, CEO and President of DPL      1998         56,272     .0097%
Inc. and its subsidiary The Dayton Power and
Light Company.
DR. MITCHEL D. LIVINGSTON, 57, Vice President    1997         10,563     .0018%
for Student Affairs and Human Resources,
University of Cincinnati. Formerly, Dr.
Livingston was Vice President for Student
Services, University of Albany.
HENDRICK G. MEIJER, 49, Co-Chairman, Meijer,     2001         14,023     .0024%
Inc., a food and general merchandise
retailer.
JAMES E. ROGERS, 54, Chairman, President, CEO    1995         14,898     .0026%
and Director of Cinergy Corp., Cinergy
Services, CG&E and PSI Energy, since
December, 1995, and Mr. Rogers was Vice
Chairman, President and COO since October,
1994. Formerly, Mr. Rogers was Chairman,
President and CEO of PSI Energy.
Director of Duke Realty Investments, Inc.
All Directors and Executive Officers as a                 14,959,705    2.5312%
Group (35 persons).

--------
(1) As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.
(2)  Members of the Executive Committee of the Board of Directors.
(3) Messrs. Morgan and Schiff, Jr. are Directors of Cincinnati Financial Corporation, whose holdings of Company shares are more fully set forth above under the caption "Certain Beneficial Owners" in this Proxy Statement.
(4) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Allen, 6,688; Mr. Barrett, 17,658; Mr. Donnell, 85,449; Mr. Farmer, 17,658; Mr. Hackett, 2,000; Mr. Head, 5,000; Ms. Herschede, 5,000; Mr. Hill, 5,000; Mr. Kagler,
     10,063; Mr. Kiggen, 25,253; Mr. Koch, 11,303; Mr. Livingston, 8,536; Mr.
     Meijer, 2,000; Mr. Morgan, 25,253; Mr. Reese, 117,500; Mr. Rogers, 14,393;
     Mr. Schaefer, 2,020,946; Mr. Schiff, 0; Mr. Shackelford, 117,500; Mr. Sullivan, 5,000; Mr. Taft, 25,253; Mr. Traylor, 11,303; and Mr. Wagner, 603,408. The aggregate number of shares issuable upon the exercise of currently exercisable, but unexercised stock options, held by the Executive Officers who are not also Directors is 5,207,389.

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

   The Board of Directors of the Company met five (5) times during 2001. The Company has an Executive Committee consisting of Messrs. Donnell, Head, Kiggen, Schaefer, Schiff and Sullivan, which meets only on call. Under Ohio law, this Committee has the powers to act between meetings of the Board on virtually all matters that the Board could act upon, but reserves its function for emergency purposes. The Executive Committee met one time in 2001. The Company has a Compensation and Stock Option Committee, which consisted of Messrs. Head, Hill and Rogers, and met two (2) times during 2001. The Board of Directors does not have a nominating committee. This function is normally served by the Board of Directors and in emergencies by the Executive Committee.

   The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank, meeting in formal meetings in February, March, July and October as well as informally at other times. Four
(4) formal meetings were held during 2001. One of the functions of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under Ohio law. Other functions include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, reviewing the scope and results of the procedures for internal auditing, reviewing the independence of the independent auditors and similar functions. The Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Annex 1. The Audit Committee members for 2001 were Messrs. Barrett, Kiggen, Sullivan and Mrs. Herschede. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The formal report of the Audit Committee with respect to the year 2001 begins on page 13 herein.

   Executive compensation and stock options are determined by the Compensation and Stock Option Committee of the Board of Directors. The formal report of the Compensation and Stock Option Committee with respect to 2001 compensation and stock option grants begins on Page 11 herein.

   Of the members of the Board of Directors of the Company, Mr. Reese attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which he served during 2001.

                             EXECUTIVE COMPENSATION

   Set forth below are tables showing for the Chief Executive Officer and the five other highest-paid executive officers of the Company: (1) in summary form, the compensation paid for the last three years; (2) the options granted and options exercised; and (3) beneficial ownership of the Company's Common Stock.

Summary

   The following table is a summary of certain information concerning the compensation awarded, paid to, or earned by the Company's chief executive officer and each of the Company's other five most highly compensated executive officers (the "named executives") during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                     Long Term
                               Annual Compensation  Compensation
                               -------------------- ------------
                                                       Shares
Name and Principal                                   Underlying       All Other
Position                  Year Salary ($) Bonus ($) Options (1)  Compensation ($)(2)
------------------        ---- ---------- --------- ------------ -------------------
George A. Schaefer,
 Jr. ...................  2001  991,170   1,485,000   250,000          346,664
President and Chief
 Executive Officer        2000  976,732   1,462,500   300,000          341,493
                          1999  952,902   1,140,000   375,000          293,006
Stephen J. Schrantz.....  2001  502,897     420,000    85,000          129,206
Executive Vice President  2000  491,142     380,000    97,500          121,960
                          1999  472,306     350,000   120,000          115,123
Michael D. Baker........  2001  433,480     325,000    80,000          106,187
Executive Vice President  2000  403,468     290,000    97,500           97,085
                          1999  377,888     270,000   120,000           90,704
Robert P. Niehaus.......  2001  406,929     305,445    80,000           99,732
Executive Vice President  2000  315,972     275,000    90,000           82,736
                          1999  287,310     225,000   120,000           71,723
Robert J. King, Jr. ....  2001  388,092     315,000    85,000           98,433
Executive Vice President  2000  353,464     300,000    97,500           91,485
                          1999  332,319     250,000   120,000           81,525
Neal E. Arnold..........  2001  405,774     295,000    85,000           98,108
Executive Vice President
 and                      2000  322,647     260,000    97,500           81,571
Chief Financial Officer   1999  258,092     200,000   120,000           64,133

--------
(1)  Adjusted for three-for-two split on July 14, 2000.
(2) All Other Compensation consists solely of the amounts representing the allocations to each named executive under The Fifth Third Master Profit Sharing and Non-qualified Deferred Compensation Program.

Stock Options

   The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                         Annual Rates of
                         Number of    Percent of                           Stock Price
                           Shares   Total Options  Exercise                Appreciation
                         Underlying   Granted to   or Base               for Option Term
                          Options     Employees     Price   Expiration --------------------
Name                     Granted(1) in Fiscal Year ($/SH.)     Date      5%($)     10%($)
----                     ---------- -------------- -------- ---------- --------- ----------
George A. Schaefer,
 Jr. ...................  250,000        3.6%      50.8125    4/5/11   7,988,927 20,245,510
Stephen J. Schrantz.....   85,000        1.2%      50.8125    4/5/11   2,716,235  6,883,473
Michael D. Baker........   80,000        1.2%      50.8125    4/5/11   2,556,457  6,478,563
Robert P. Niehaus.......   80,000        1.2%      50.8125    4/5/11   2,556,457  6,478,563
Robert J. King, Jr......   85,000        1.2%      50.8125    4/5/11   2,716,235  6,883,473
Neal E. Arnold..........   85,000        1.2%      50.8125    4/5/11   2,716,235  6,883,473

--------
(1) All such options were granted April 5, 2001 and first become exercisable as to 25% of the shares covered after six months of continued employment, as to 50% after one year of continued employment, as to 75% after two years of continued employment and are exercisable in full after the end of three years of continued employment. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this Plan shall become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

   The following table sets forth certain information regarding individual exercises of stock options during 2001 by each of the named executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                      Number of Shares        Value of Unexercised
                                                   Underlying Unexercised     In-the-Money Options
                                                     Options at 12/31/01           at 12/31/01
                           Shares                 ------------------------- -------------------------
                          Acquired      Value     Exercisable Unexercisable Exercisable Unexercisable
Name                     on Exercise Realized ($)     (#)          (#)          ($)          ($)
----                     ----------- ------------ ----------- ------------- ----------- -------------
George A. Schaefer,
 Jr. ...................        0            0     2,020,946     431,250    70,715,685    6,314,183
Stephen J. Schrantz.....        0            0       752,321     142,500    26,804,780    2,075,851
Michael D. Baker........        0            0       594,292     138,750    18,845,860    2,036,411
Robert P. Niehaus.......        0            0       605,570     135,000    19,530,442    1,957,049
Robert J. King, Jr......    2,200      113,987       559,201     142,500    17,186,189    2,075,851
Neal E. Arnold..........   15,000      767,732       461,694     142,500    13,526,668    2,075,851

Beneficial Ownership

   The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of December 31, 2001.

     Title
       of
     Class        Name of Officer        Number of Shares(1)   Percent of Class
     -----        ---------------        -------------------   ----------------
     Common
      Stock   George A. Schaefer, Jr.         2,877,248             .4921%
     Common
      Stock   Stephen J. Schrantz               973,289             .1668%
     Common
      Stock   Michael D. Baker                  845,955             .1450%
     Common
      Stock   Robert P. Niehaus                 885,556             .1518%
     Common
      Stock   Robert J. King, Jr.               681,100             .1167%
     Common
      Stock   Neal E. Arnold                    486,274             .0834%

--------
(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Schaefer, 2,020,946; Mr. Schrantz, 752,321; Mr. Baker, 594,292; Mr. Niehaus, 605,570; Mr. King, 559,201; and
     Mr. Arnold, 461,694.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2001 through December 31, 2001, its Executive Officers and Directors complied with all filing requirements applicable to them except that Robert L. Koch II failed to timely report the conversion of convertible capital securities to common stock. The transaction was subsequently reported on a Form 5.

Retirement Plans

   The following table shows estimated annual benefits payable upon retirement under The Fifth Third Bancorp Master Retirement Plan (the "Retirement Plan") and The Fifth Third Bancorp Supplemental Retirement Income Plan (the "Supplemental Plan") based upon combinations of compensation levels and years of service:

                               PENSION PLAN TABLE

     Approximate Annual Retirement Benefit Upon Retirement At Age 65
                      Before Adjustments (1) (2) (3)
   ------------------------------------------------------------------------------
   Remuneration(4)(5)       15          20          25          30          35
   ------------------     -------     -------     -------     -------     -------
       $  300,000          43,802      58,402      73,003      87,603      87,603
          400,000          59,052      78,735      98,419     118,103     118,103
          500,000          74,302      99,069     123,836     148,603     148,603
          600,000          89,552     119,402     149,253     179,103     179,103
          700,000         104,802     139,735     174,669     209,603     209,603
          800,000         120,052     160,069     200,086     240,103     240,103
          900,000         135,302     180,402     225,503     270,603     270,603
        1,000,000         150,552     200,735     250,919     301,103     301,103
        1,100,000         165,802     221,069     276,336     331,603     331,603
        1,200,000         181,052     241,402     301,753     362,103     362,103
        1,300,000         196,302     261,735     327,169     392,603     392,603
        1,400,000         211,552     282,069     352,586     423,103     423,103
        1,500,000         226,802     302,402     378,003     453,603     453,603
        1,600,000         242,052     322,735     403,419     484,103     484,103
        1,700,000         257,302     343,069     428,836     514,603     514,603
        1,800,000         272,552     363,402     454,253     545,103     545,103

--------
(1) Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity, the contingent annuitant option, the life -- 10-year-certain option, and the single lump-sum option. The method of payment from the Supplemental Plan is either a single lump sum or an installment.
(2) Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $135,000 for 2001. Any annual pension benefit accrued over $135,000 is payable under the Supplemental Plan.
(3) The Retirement Plan and Supplemental Plan were frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these Plans on December, 31, 2001, Mr. Schaefer had 30 years of credited service; Mr. Schrantz, 18 years; Mr. Baker, 28 years; Mr. Niehaus, 30 years; Mr. King, 27 years; and Mr. Arnold, 11 years. Mr. Schaefer and Mr. Niehaus continue to accrue benefits under these Plans. Messrs. Schrantz, Baker, King and Arnold are not accruing benefits under these Plans but do continue to accrue service for eligibility of an immediate early retirement benefit.
(4) The amounts shown are the gross benefit amounts provided by both the Retirement Plan and the Supplemental Plan. Plan benefits are determined as 30.5% of final average pay minus 11.1% of the participant's social security final average compensation (up to his social security covered compensation) with a reduction of 1/30th for each year of credited service less than 30. Benefits are also reduced for termination of service prior to age 60, for a commencement of benefit payments prior to age 60, and eliminated under the vesting schedule if the participant has less than five (5) vesting years.
(5) Compensation for retirement benefit calculations under the Retirement Plan is defined as the base rate of pay plus variable compensation and is based on the final average pay for the highest five consecutive years out of the ten years preceding retirement. The 2001 base pay plus variable compensation are substantially the same as the amounts shown under the "Salary and Bonus" columns of the Summary Compensation Table. No more than an inflation adjusted $150,000 limit is taken into consideration under the Retirement Plan. Compensation in excess of an inflation adjusted $150,000 limit is taken into account under the Supplemental Plan.

Compensation of Directors

   Non-employee Directors of the Company receive a single annual retainer of $15,000 and a fee of $1,000 per meeting attended (including committee meetings). Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company's stock. Directors who are also employees receive no additional compensation for service on the Board.

   The Company's 1998 Long-Term Incentive Stock Plan provides that the Committee has full authority to provide awards of stock options to non-employee Directors. In 2001, each non-employee Director received options for 2,000 shares. The exercise price is equal to 100% of the market price on the date of grant. The options expire ten years from the date of grant.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Policy

   The Company's cash compensation package for its Executive Officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. The Company also provides stock option grants to its executive officers as a means to promote ownership in the Company.

   The Stock Option and Compensation Committee (the "Committee") is composed of directors who are not employees of the Company. This Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for Executive Officers. In determining compensation levels, the Committee considers salary and bonus levels which will attract and retain qualified executives when considered with the other components of the Company's compensation structure; specific annual performance criteria; and rewarding Executive Officers for continuous improvement in their respective areas which contribute to continual increases in shareholder value.

   The Company's philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company's overall performance and incenting those executive officers to manage with a view toward maximizing long-term shareholder value.

   The Company uses the services of Hewitt Associates, LLC, an executive compensation consulting firm, to perform competitive peer analysis on an annual basis. In conjunction with the Company, Hewitt Associates identified a group of peer companies based on market capitalization, geographic location, performance and similarity in lines of business.

Base Salary

   Executive Officers salaries are determined by evaluating the 2001 comparative data and the responsibilities of their positions. Individual salary increases are reviewed annually and are based on the Company's overall performance and the executive's attainment of individual objectives during the preceding year.

Annual Bonuses

   Executive Officers (other than officers designated to participate in the Fifth Third Bancorp Variable Compensation Plan as discussed below) are eligible to earn annual bonuses. At the end of the year, the Committee establishes a target bonus matrix comprised of incrementally increasing amounts of operating earnings per share which, if attained, make available an incentive pool for bonus payments. At the end of 2001, the Company's goal was to increase net operating income and operating earnings per share by 13% over 2000.

The matrix was established by the Committee to reflect a bonus pool which increased if incrementally higher net operating income or operating earnings per share resulted in 2001 as compared to 2000. In 2001, the target bonus ranged from 10% to 65% of base salary. However, if the Bancorp goals are not met, individual bonuses are reduced proportionately, with no bonuses paid unless earnings increase.

   The target net operating income and operating earnings per share were met in 2001.

   Annual performance goals are also established for each Executive Officer, including personal and departmental goals. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both quantitative in nature, such as sales and revenue goals and cost containment; and qualitative in nature, such as the development and retention of key personnel, assessment and development of quality products and services, and management effectiveness.

   At the end of each year, the extent to which the profit plan goals are actually attained is measured. If all goals are completely met, the executive officer receives a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increasing net income.

The Fifth Third Bancorp Variable Compensation Plan

   In 1998 the Committee and the Company's shareholders approved and adopted the Fifth Third Bancorp Variable Compensation Plan ("Variable Compensation Plan"). For 2001, the Committee designated the participants in the Variable Compensation Plan as the President and CEO and all officers who were designated as an Executive Vice President of the Company as of January 1, 2001. The Committee also designated Performance Goals (as defined in the Variable Compensation Plan) for 2001 in the form of a matrix comprised of incrementally increasing amounts of operating earnings per share and net operating income and were based on the higher of these two measurements as defined in the matrix as approved by the Committee. If the Performance Goals as established in that matrix were not met, individual payments were reduced proportionately with no payments made pursuant to the Variable Compensation Plan unless net operating income or operating earnings per share increase.

   The Committee reviewed the performance of the Company and compared it to the Performance Goals for the 2001 Plan Year. Based on the Company's performance, the Committee certified that the Performance Goals were met for 2001.

Stock Option Grants

   Options to purchase Common Stock are granted annually to Executive Officers. In years prior to 1998 these grants were made under the Company's Amended 1990 Stock Option Plan. At the Shareholders Meeting held on March 17, 1998, the Company's 1998 Long-Term Incentive Stock Option Plan was approved by the required number of votes. The stock option grants to Executive Officers in 2001 were made under the 1998 Long-Term Incentive Stock Plan. Grants are made to Executive Officers at an option price of 100% of the market value on the date of grant. The Company's philosophy in granting stock options is to increase Executive Officer ownership in the Company and not to serve as a vehicle for additional compensation. Executive Officers are incented to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including the Executive Officers, the Committee considers the number of options already held by the Executive Officer, dilution, number of shares of Common Stock outstanding and the performance of the Company during the immediately preceding year. This year's grant totaled 6,956,202, or 1.2% of shares outstanding. The Committee sets guidelines for the number of shares available for the granting of stock options to each Executive Officer based on the total number of options available, an evaluation of competitive data for similar grants and the executive officer salary and position. These stock option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company's common shares.

Chief Executive Officer's Compensation And Stock Option Grants

   The Committee considered the following factors in determining the base salary for 2001 for George A. Schaefer, Jr., President and Chief Executive Officer of the Company: the Company's success in attaining its profit plan for 2000 as discussed below and the level of compensation paid to the highest paid executive at the companies selected for peer comparison. Based on these factors, the Committee established Mr. Schaefer's base salary effective November, 2000 at $990,000, which is a 1.54% increase from his 2000 salary level of $975,000. This placed Mr. Schaefer's compensation near the middle of base salaries paid by those companies selected for peer comparison.

   For 2001, Mr. Schaefer was eligible to earn a cash bonus ranging up to 150% of his base salary based on Performance Goals as designated under the Variable Compensation Plan. The Company's Performance Goals were established at a 15% increase over the 2000 operating net income and a 13% increase over the 2000 operating earnings per share. For 2001, the Committee certified that the Company had met its Performance Goals and determined that Mr. Schaefer earned a bonus of $1,485,000, which represented 150% of his base salary for fiscal year 2001.

   On April 5, 2001, Mr. Schaefer was granted an option to purchase 250,000 shares of Common Stock. That grant was made in accordance with the guidelines of the Committee referenced above, including specifically the Company's increase in its year-to-date earnings for the 2001 fiscal year and the 2001 Comparative Data.

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers. The Company designed the 1998 Long-Term Incentive Stock Plan and the Variable Compensation Plan to meet the criteria for deductibility under Section 162(m). Accordingly, the Committee believes that all compensation for 2001 paid to Mr. Schaefer and to the other named executive officers is properly deductible under the Code. Any non-deductible amounts that have been paid, or may be paid in the future, under those plans are not expected to be significant.

          Joseph H. Head, Jr.      Allen M. Hill      James E. Rogers

Compensation And Stock Option Committee Interlocks And Insider Participation

   In 2001 the Compensation and Stock Option Committee members were Joseph H. Head, Jr., Allen M. Hill and James E. Rogers. No director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation and Stock Option Committee.

                         REPORT OF THE AUDIT COMMITTEE

   In accordance with its written charter attached as Annex I as adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Fifth Third Bancorp ("Fifth Third"). During 2001, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Fifth Third's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

   The Committee reviewed the audited consolidated financial statements of Fifth Third as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of Fifth Third's consolidated financial statements and the independent auditors have the responsibility for the examination of those consolidated statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Fifth Third's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Dennis J. Sullivan, Jr., Audit Committee Chairman
John F. Barrett, Audit Committee Member
Joan R. Herschede, Audit Committee Member
James D. Kiggen, Audit Committee Member

                         PRINCIPAL ACCOUNTING FIRM FEES

   The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal year ended December 31, 2001 by the Company's principal accounting firm Deloitte & Touche LLP.

      Audit Fees.............................................  $  684,000
      Financial Information Systems Design And Implementation
       Fees..................................................   1,491,000
      All Other Fees (including audit related fees of
       $562,000).............................................   1,245,000(a)(b)
                                                               ----------
                                                               $3,420,000

--------
(a) Includes fees for tax consulting, permitted internal audit outsourcing, certain audit related services and other non-audit services.
(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

                              CERTAIN TRANSACTIONS

   Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary, Fifth Third Bank, to various of its Directors and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features. During 2001, payments amounting to $87,521, at competitive rates, for various insurance coverages for the Company were paid to the John J. & Thomas R. Schiff & Company, Inc., of which Mr. Schiff was Chairman until he retired in December, 1996. Mr. Schiff maintains a greater than ten percent ownership interest in that insurance agency.

                             FINANCIAL PERFORMANCE

Total Return Analysis

   The graphs below summarize the cumulative return experienced by the Company's stockholders over the years 1996 through 2001, and 1991 through 2001, respectively, compared to the S&P 500 Stock Index, the S&P Major Regional Banks and the NASDAQ Banks.

                     Fifth Third Bancorp vs. Market Indices

--------------------------------------------------------------------------------

5 YEAR RETURN

                     5 YEAR RELATIVE TOTAL RETURN ANALYSIS
             INCLUDING DIVIDEND REINVESTMENT (12/31/96 - 12/31/01)
                      1996     1997     1998     1999     2000     2001
                      ----     ----     ----     ----     ----     ----
FIFTH THIRD (FITB)..    0     97.94    161.67   173.14   238.47   252.34
NASDAQ BANK (CBNK)..    0      66.6     49.51    40.84    65.76    86.78
S&P MAJOR REGIONAL
 BANKS (SPRBNK).....    0     50.42     66.22    42.52    81.37    65.75
S&P 500 (SPX).......    0     33.35     71.46   107.54    88.65    66.24

10 YEAR RETURN

               10 YEAR RELATIVE TOTAL RETURN ANALYSIS INCLUDING
                  DIVIDEND REINVESTMENT (12/31/91 - 12/31/01)
                               1991      1992      1993      1994     1995
                               ----      ----      ----      ----     ----
FIFTH THIRD (FITB)...........     0      21.34     18.54     12.6     74.84
NASDAQ BANK (CBNK)...........     0      52.02     96.79    98.94    184.07
S&P MAJOR REGIONAL
 BANKS (SPRBNK)..............     0      27.29     40.92    27.52     99.45
S&P 500 (SPX)................     0       7.61     18.41    19.97        65
                               1996      1997      1998      1999     2000
                               ----      ----      ----      ----     ----
FIFTH THIRD (FITB)...........  130.78    356.8    504.59    530.36   681.13
NASDAQ BANK (CBNK)...........  274.25   505.22    431.12    388.66   456.51
S&P MAJOR REGIONAL
 BANKS (SPRBNK)..............  174.31   312.62    355.96    290.95   397.51
S&P 500 (SPX)................  102.85   170.52    247.82       321   282.68
                               2001
                               ----
FIFTH THIRD (FITB)...........  713.13
NASDAQ BANK (CBNK)...........  527.08
S&P MAJOR REGIONAL
 BANKS (SPRBNK)..............  354.65
S&P 500 (SPX)................  237.23

                                    AUDITORS

   The Board of Directors proposes and recommends that the Shareholders approve the selection by the Board of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 2002. The firm has served as independent auditors for Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Shareholders' Meeting to make such comments as they desire and to respond to questions from Shareholders of the Company. Action by the Shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the Shareholders the final choice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company's independent auditors is rejected by the Shareholders then the Board of Directors will reconsider its choice of independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The affirmative vote of a majority of the votes entitled to be cast by the holder's of the Company's Common Stock present or represented at the Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. The Board of Directors recommends the adoption of the resolution.

                           2003 SHAREHOLDER PROPOSALS

   In order for Shareholder proposals for the 2003 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to October 14, 2002. Any Shareholder who intends to propose any other matter to be acted upon at the 2003 Annual Meeting of Shareholders must inform the Company no later than December 26, 2002. If notice is not provided by that date, the persons named in the Company's proxy for the 2001 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2003 Annual Meeting.

                                 OTHER BUSINESS

   The Board of Directors does not know of any other business to be presented to the Meeting and does not intend to bring other matters before the Meeting. However, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

                                          By order of the Board of Directors

                                          /s/ Paul L. Reynolds
                                          Paul L. Reynolds
                                          Secretary

                                                                         ANNEX 1

                      FIFTH THIRD BANCORP AND SUBSIDIARIES
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                    STATEMENT OF DUTIES AND RESPONSIBILITIES

DUTIES

   The audit committee of the board of directors (the "audit committee") for Fifth Third Bancorp and Subsidiaries (the "Bancorp") assists the board of directors in providing oversight of Bancorp management's financial reporting and the internal and external audit functions. The audit committee also reviews the Bancorp's process of assessing the effectiveness of internal controls and their effect on financial reporting and the program that management has established to monitor compliance with policies and procedures. Within this broad scope, the audit committee reviews management's evaluation of factors related to independence of and engagement and interaction with the independent auditor. Members of the Bancorp audit committee may serve on the audit committee of any affiliate institution if they are otherwise independent of management of the affiliate.

RESPONSIBILITIES

   Audit Committee Composition. The audit committee should consist of not fewer than three (3) independent directors. Each member should meet the independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. No member should be a large customer as defined by the FDIC Improvement Act. At least two (2) members of the audit committee should have banking or related financial management expertise as defined by the FDIC Improvement Act. These factors should be evaluated annually.

   Meetings. The audit committee should meet on a regular basis and special meetings should be called as circumstances require. The audit committee should meet privately with the internal auditor and the independent auditor at least once during each year. Minutes and other relevant records of meetings and decisions should be maintained.

   External Auditor. The audit committee should recommend the appointment and/or discharge of the Bancorp's external auditor. The committee should also evaluate the external auditor's independence, along with the proposed terms of its engagement.

   Audit Plans. The audit committee should review the annual audit plans of the internal audit division and the external auditor, including the degree of coordination of the respective plans. The audit committee should inquire as to the extent to which the planned audit scope can be relied upon to detect material misstatements in the financial statements and other public disclosures, weaknesses in internal controls and fraud. Additionally, inquiry should be made regarding audit plans regarding electronic data processing and controls to ensure that such plans address the related impact on financial risk and internal controls.

   External Audit Results. The audit committee should review the quarterly and annual financial statement audit results of the Bancorp. The committee should also review with management and the external auditor their assessment of the quality of the Bancorp's accounting principles, the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions in internal controls. The committee should also review compliance with laws and regulations and other audit reports deemed significant by the committee. Based on this review, the committee shall make its recommendation to the board as to the inclusion of the audited financial statements in the annual report on Form 10-K.

   Annual Report Disclosure. The audit committee should report audit activities to the board and issue an annual report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders. In addition, the audit committee should approve the committee charter annually with a copy filed with the SEC every three (3) years.

   Communication. It is the external auditor's responsibility, as required by generally accepted auditing standards, to make certain communications to the audit committee on an annual basis. Such matters include the external auditor's responsibility under generally accepted auditing standards, changes in significant accounting principles, significant audit adjustments, any disagreements with management, difficulties encountered during the audit, consequential illegal acts or irregularities, major issues discussed with management prior to retention of the external auditors as auditors of the Bancorp, or instances of management consultation with other accountants regarding significant accounting or auditing matters.

   Internal Audit. The audit committee should review the report of internal audit division activities including the opinion of the internal audit director regarding the adequacy of the internal control structure. The committee should also review the appointment and replacement of the senior internal auditing executive.

   New Accounting Pronouncements. Changes in accounting standards that have a material effect on the financial statements and new or changing regulations which will affect compliance issues or the approach taken towards evaluating the internal control structure should be explained to the audit committee by financial management or the external auditor.

   Legal Counsel. The audit committee should meet regularly with the Bancorp's general counsel, and outside counsel when appropriate, to discuss legal matters that have a significant impact on the Bancorp's financial statements. An assessment of legal liability should be reviewed including establishment of any appropriate reserves until the matter is adjudicated. The audit committee may retain counsel at its discretion without prior permission of the board of directors or its management at the expense of the Bancorp.

   Areas Requiring Special Attention. The audit committee may request detailed reports from management, the external auditor, or the internal auditor related to significant matters affecting the financial reporting process, internal controls, or other areas of special interest.

                           [Fifth Third Bancorp Logo]
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263
                                 (513) 579-5300

Fifth Third Bancorp
c/o Corporate Trust Services
Mail Drop 10AT66-3212
38 Fountain Square Plaza
Cincinnati, OH 45263



                                  Name Appears



           R.S. Rowe & Company, Inc.; Job No. 10363; Proof of 1-22-02
     (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX No. (781) 849-9740
                      EMAIL Address: rsrowe@interserv.com
                              pm6\5th-3rd\53-proxy

                          ----------------------------------
                            Your Control Number is:
                          ----------------------------------

     You are now able to cast your vote by using a touch-tone telephone or by using the internet.
                Instructions for voting are on the reverse side.
                 Your Control Number for voting is noted above.



                              fold and detach here
--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

     If you do not vote by telephone or internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Trust Services, P.O. Box 535800, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting.

       In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.

         This PROXY when executed will be voted in the manner directed herein by the undersigned STOCKHOLDER(S).

    If no direction is made, this PROXY will be votedFOR Proposals 1 and 2.

                     ALL FORMER PROXIES ARE HEREBY REVOKED.

                                       DATED: ___________________________ , 2002


              Name Appears


                                       _________________________________________
                                               (Signature of Stockholder)

                                       _________________________________________
                                               (Signature of Stockholder)
                                       (Please sign exactly as your name or
                                       names appear opposite. All joint owners
                                       should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)